UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2013

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statements and Exhibits.

Signature

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Surrender of Excess Grants Under 2009 Equity Incentive Plan

In October 2013, it came to the attention of the Board of Directors (the “Board”) of Golden Minerals Company (the “Company”) that certain grants of restricted shares of common stock issued to Jeffrey G. Clevenger, Chairman, President and Chief Executive Officer of the Company, pursuant to the Company’s 2009 Equity Incentive Plan (the “2009 Incentive Plan”) had been issued in excess of a 150,000 share limit in the 2009 Incentive Plan on grants to any one individual in one calendar year.  The grants made in excess of this limit were comprised of 27,500 restricted shares issued in December 2010 that vested in September 2011 and 145,000 restricted shares issued in December 2012, none of which had vested (collectively, the “Excess Restricted Shares”).  The first third of the 145,000 Excess Restricted Share grant was scheduled to vest on December 14, 2013 in accordance with the original terms of the grant.  Mr. Clevenger agreed to surrender the Excess Restricted Shares.  The Board appointed a committee comprised of two independent directors to investigate the grants of Excess Restricted Shares.  The Committee presented an interim report to the Board in early December 2013 and reported that it had not seen any evidence of intentional wrongdoing based on its investigation, which is nearly completed.

On December 13, 2013, the Company and Mr. Clevenger entered into a Stock Surrender and Unit Grant Agreement dated December 13, 2013 (the “Surrender and Grant Agreement”). Pursuant to the Surrender and Grant Agreement, Mr. Clevenger surrendered to the Company the Excess Restricted Shares on December 13, 2013.  Also pursuant to the Surrender and Grant Agreement, the Company granted to Mr. Clevenger on December 13, 2013 (the “Grant Date”), 27,500 units (the “27,500 Unit Grant”) and 145,000 units (the “145,000 Unit Grant”) pursuant to the Company’s 2013 Key Employee Long-Term Incentive Plan (the “KELTIP”) in order to provide compensation to Mr. Clevenger equivalent to the compensation that the Company had intended to provide by grant of the Excess Restricted Shares. Please see “Adoption of 2013 Key Employee Long-Term Incentive Plan” for a description of the material terms of the KELTIP. Each unit (a “Unit”) represents a contingent right to receive a settlement amount measured generally by the price of the Company’s common stock on the settlement date. Payment of the settlement amount in respect of Mr. Clevenger’s vested Units is deferred generally until the earlier of a change of control of the Company and the date Mr. Clevenger ceases to serve as an officer or employee of the Company. The settlement amount may be paid in cash or in shares of the Company’s common stock granted pursuant to the 2009 Equity Incentive Plan or another plan that may in the future be approved by the Company’s stockholders. 75,833 Units were vested as of the Grant Date, comprised of the 27,500 Units included in the 27,500 Unit Grant and 48,333 Units included in the 145,000 Unit Grant. 48,333 Units vest on the first anniversary of the Grant Date and the final 48,334 Units vest on the second anniversary of the Grant Date.

The foregoing description of the Surrender and Grant Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Adoption of 2013 Key Employee Long-Term Incentive Plan

On December 13, 2013, the Board, upon the recommendation of the Compensation Committee, approved and the Company adopted the KELTIP, which became effective immediately. The KELTIP provides for the grant of Units to certain officers and key employees of the Company, which Units will, once vested, entitle such officers and employees to receive an amount, in cash or in Company common stock issued pursuant to a stockholder approved plan, measured generally by the price of the Company’s common stock on the settlement date.  Units are not actual equity interest in the Company and are solely unfunded and unsecured obligations of the Company that are not transferable and do not provide the holder with any stockholder rights.  The purpose of the KELTIP is to retain the services of a select group of officers and employees and to motivate them to contribute to the growth of the Company.

Administration

The KELTIP is administered by the Company’s Board or a committee thereof consisting of two or more independent directors.  The Board, or the committee, as applicable, have all of the powers necessary to administer and interpret the KELTIP, to construe and interpret the KELTIP, to establish rules and regulations for the KELTIP’s administration, and to perform all such other administrative functions as may be necessary under the KELTIP.  The KELTIP has a stated term of 10 years, but may be amended or terminated sooner by the Board.

Units

The Board, or the committee, as applicable, may from time to time grant Units to a select group of officers and key employees of the Company.  Each grant will have an award agreement which will state the number of Units granted, the grant date, and the vesting schedule for such Units, along with any other terms and conditions determined by the Board or the committee in their sole discretion, consistent with the terms of the KELTIP.   Units must vest based on continued employment or provision of services to the Company, although vesting  may also be conditioned on the attainment of certain performance goals during that service period. Vesting is generally accelerated upon a change of control of the Company or upon a cessation of service due to a participant’s death, disability or retirement.  All Units are adjusted to account for cash dividends and distributions paid on the Company’s common stock, and each participant is credited with an additional number of Units based on the amount of such dividends and distributions divided by the fair market value of the common stock on the dividend or distribution date (with any amounts that would result in fractional Units being held in cash).  All Units are also adjusted for any stock splits, stock dividends, or similar events affecting the Company’s common stock.

Payment

Payment is generally made upon vesting of the Units.  However, the Board or the committee may, upon grant, provide for either a mandatory or voluntary deferral of payment for vested Units.  All deferred amounts shall be paid upon the earlier of (A) a change of control, or (B) the later of (i) the date of the Participant’s separation from service, or (ii) the date on which the Units were otherwise scheduled to vest had the participant remained in the service of the Company.  Payment may also be made upon an unforeseeable emergency affecting a participant.   The amount payable on the applicable payment date is (i) equal to the fair market value of a number of shares of Company common stock equal to the number of Units being settled on such date (including additional Units credited as a result of dividends or distributions), plus (ii) any cash amounts credited to the participant in respect of such Units as a result of dividends or distributions.  Distributions will generally be made in cash, although the Company may, if it so chooses and there are enough shares available for proper issuance under the 2009 Incentive Plan, choose to make distribution in the form of common stock under the 2009 Incentive Plan or under another plan that may in the future be approved by the Company’s stockholders.

The foregoing description is a summary of the material terms and conditions of the KELTIP. This summary is qualified in its entirety by reference to the KELTIP, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item       9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Stock Surrender and Unit Grant Agreement dated December 13, 2013.
10.2	Golden Minerals Company 2013 Key Employee Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2013

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Surrender and Unit Grant Agreement dated December 13, 2013.
10.2	Golden Minerals Company 2013 Key Employee Long-Term Incentive Plan.